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                                                    Level 3 Communications, Inc.
                                                         1025 Eldorado Boulevard
                                                            Broomfield, CO 80021
                                                                  www.Level3.com


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE

Level 3 Contacts:

Media:            Josh Howell                     Investors:        Robin Miller
                  720/888-2517                                      720/888-2518

                  Paul Lonnegren
                  720/888-6099



       LEVEL 3 ANNOUNCES BUSINESS INITIATIVES TO ADDRESS MARKET CONDITIONS

   Company Announces Sales Initiatives Aimed at Top Global Bandwidth Customers

                   Updates Business Outlook for 2001 and 2002;
                  Reduces Revenue Projections for 2001 and 2002

                Plans Cost Savings of $2.3 Billion through 2003;
                       Reduces Global Work Force by 1,400

                Company to Hold Investor/Analyst Conference Call


     BROOMFIELD, Colo., June 18, 2001 - Level 3 Communications, Inc. (Nasdaq:LVLT) today announced a series of business initiatives designed both to address the current weakness in general market conditions and, in the longer term, to enable the company to capitalize on opportunities as conditions improve.

     "Although we did exceed expectations for the first quarter, and we expect to be substantially in line with our previous second quarter projections, the continuing slowdown in the economy is significantly impacting our business," said James Q. Crowe, CEO of Level 3. "Over the past two months, we have experienced a reduction in the growth of recurring revenue. As a result, we have updated our business outlook consistent with our views regarding the severity and duration of the economic slowdown. While it is difficult to predict with any certainty, we, like many industry observers, anticipate a recovery in late 2001."

     "We are announcing expense reductions in line with our revised business outlook," said Crowe. "Given the uncertain duration of the slowdown, we are also evaluating a number of contingency plans to ensure that we emerge from the slowdown positioned to benefit from the opportunities that will undoubtedly emerge. Our overriding goal is to be well positioned to prosper when the industry recovers."

Sales Initiatives Aimed at Top Global Bandwidth Customers

     For the last three years, as part of its overall sales strategy, Level 3 has targeted bandwidth-intensive companies, a number of which were early stage companies with partially funded business plans. This strategy was designed to capitalize on the high demand from such companies for bandwidth based services. However, the market downturn has had a negative impact on a substantial number of those customers.

     As a result, Level 3 has reassessed its target customer base and refocused the efforts of its global sales force. While continuing to meet the needs of innovative, new companies, Level 3 is concentrating on selling its services to established companies with substantial needs for bandwidth services.

     With the activation of Level 3's metropolitan and intercity networks, the company is well positioned to meet demand for its core transport services, including wavelengths and high speed private lines. The company is experiencing growing demand for such services from a substantial number of customers. While such services typically have longer sales cycles and a number of customers have delayed purchases as a result of the industry slowdown, the company is optimistic about the fundamental demand growth.

     "Our views with respect to market conditions are based on a customer by customer assessment. We believe the near-term market for wavelengths and high speed private line services exceeds $15 billion and is dominated by approximately 300 companies," said Kevin O'Hara, Level 3's president and chief operating officer. "Further, we believe the top 40 global users represent a substantial portion of this global demand. Today, 33 of these 40 companies are existing customers for various Level 3 services. This positions us to have insight into the needs of these customers and to meet a growing portion of their bandwidth-related needs. Over the past 90 days, we have signed approximately $60 million in wavelength service contracts and are encouraged by the early success we are having in the marketplace."

Updated Business Outlook

     Level 3 has updated its business outlook and financial projections for 2001 and 2002 including cash communications revenue, GAAP communications revenue, Gross Margins, SG&A expenses, Adjusted EBITDA, EBITDA, and Capital Expenditures.

     "In light of the continuing weakness and volatility in our industry, we are continuously reviewing the company's backlog, existing customer base, sales and proposal flow, capital expenditures and operating expense projections," said Sureel Choksi, Level 3's chief financial officer. "Our revised financial projections are consistent with the more difficult environment in which we are operating and reflect a reduction of approximately $2.3 billion in cash expenditures through free cash flow breakeven."

     "We are taking these actions today in an effort to maintain our financial strength, provide a clear, disciplined focus on controlling costs, and ensure we are well positioned to benefit when the economy recovers," Choksi said. Based on our updated business outlook, we remain fully funded to free cash flow breakeven, with an appropriate cushion."

The following is a summary of our updated financial projections through 2003.


         Updated Financial Projections, 2001-2003 (dollars in millions)

--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
                                  New             Previous             New                 Previous
Metric                            2001            2001                 2002                2002                 2003
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
Cash Communications Revenue       $2,100          $2,300-$2,400        $2,500-$2,600       $3,100-$3,300        $3,500-$3,600
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
GAAP Communications Revenue       $1,300          $1,400-$1,500        $1,700-$1,800       $2,300-$2,400        $2,700-$2,800
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
Consolidated GAAP Revenue         $1,530          $1,620-$1,720        $1,920-$2,020       $2,520-$2,720        $2,910-$3,010
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
Communications Gross Margin       52%             52%                  65%                 60%                  70%
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
Consolidated Gross Margin         49%             49%                  61%                 58%                  67%
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
SG&A/Consolidated GAAP Revenue    76%             69%                  49%                 48%                  37%
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
Adjusted EBITDA (1)               $600            $700                 $1,000-$1,100       $1,000-$1,100        $1,600-$1,700
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
EBITDA (2)                        $(420)          $(330)               $200-$250           $200-$250            $850-$950
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------
Capital Expenditures              $3,000          $3,300-$3,400        $1,500              $2,000-$2,400        $1,300
--------------------------------- --------------- -------------------- ------------------- -------------------- -------------------

(1) 2001 Adjusted EBITDA of $600 million excludes one-time non-cash charges totaling $60 million.
(2) 2001 EBITDA loss includes  one-time  non-cash charges totaling $60 million.

     Communications Cash and GAAP Revenue: Communications cash revenue is expected to be $2.1 billion in 2001, $2.5 to $2.6 billion in 2002 and $3.5 to $3.6 billion in 2003.

     Level 3 expects communications GAAP revenue in 2001 of $1.3 billion, an approximate 50 percent increase from 2000. Of the $1.3 billion, approximately $280 million is expected to come from non-recurring dark fiber sales and $135 million from reciprocal compensation. In 2002, communications GAAP revenue is expected to be $1.7 to $1.8 billion, and increase to $2.7 to $2.8 billion in 2003.

     In 2001, excluding non-recurring dark fiber sales, transport is expected to generate 40 to 45 percent of communications revenue, IP and colocation 20 to 25 percent, and Softswitch enabled services - including reciprocal compensation - 30 to 35 percent.

     The company's updated business outlook is based on a detailed assessment of recurring revenue and backlog taking into account customer credit quality and financial position, as further detailed in the following two paragraphs.

     Customer disconnects from lower credit quality customers continue to negatively impact Level 3's recurring revenue stream. Based on a detailed credit analysis performed by the company, Level 3 estimates that approximately 20 percent of its current recurring revenue base is at-risk over the balance of the year. Based on the level of disconnects by at-risk customers and the addition of more established customers during the balance of the year, the company expects that 85 to 90 percent of recurring revenue will be derived from higher credit quality customers by year-end.

     Level 3 had a backlog of approximately $5.3 billion as of the end of the first quarter. Backlog is defined as total communications revenue from signed contracts that have not been provisioned, as well as current revenue run-rate. Of the $5.3 billion, 67 percent is from dark fiber and related services and 33 percent from other recurring revenue. Of the dark fiber backlog, approximately 20 percent is from at-risk customers.

     Between 2000 and 2005, Level 3 expects communications cash revenue to grow at a compounded annual percentage rate in the mid-30s and communications GAAP revenue to grow at a compounded annual percentage rate in the mid-40s.

     Information Services and Other Revenue: Total information services and other revenue is expected to be approximately $230 million for 2001, $220 million for 2002 and $210 million for 2003.

     Gross Margin: The gross margin for the communications business is expected to be approximately 52 percent for 2001, 65 percent for 2002 and 70 percent for 2003. Consolidated gross margin is expected to be approximately 49 percent in 2001, 61 percent in 2002 and 67 percent in 2003.

     Selling, General and Administrative Expenses (SG&A): Consolidated SG&A expenses for 2001 are expected to be approximately 76 percent of consolidated GAAP revenue, and decrease to approximately 49 percent in 2002 and 37 percent in 2003.

     The company currently has approximately 5,900 employees, including 5,200 in the communications business. The company is reducing its global work force by approximately 1,400 employees, primarily in the communications business. This reduction includes approximately 820 in North America, 550 in Europe and 30 in Asia. A one-time charge of approximately $100 million is expected in the second quarter, of which $40 million relates to staff reduction costs and $60 million is for certain non-cash impairment charges resulting from project deferrals. The company has also implemented several cost control measures to reduce travel, contractors and other SG&A expenses.

     Adjusted EBITDA and EBITDA: The company expects consolidated Adjusted EBITDA to be approximately $600 million for 2001, $1.0 to $1.1 billion for 2002 and $1.6 to $1.7 billion for 2003. The company expects to turn consolidated EBITDA positive, on a run-rate basis, excluding stock-based compensation, during first quarter 2002. For 2001, the company expects negative EBITDA of approximately $420 million (or negative $360 million excluding one-time non-cash charges of $60 million), $200 to $250 million of positive EBITDA in 2002 and $850 to $950 million in 2003.

     Other Income/Expense: In addition to the SG&A charges described above, the company expects to record a one-time non-cash charge during the second quarter of $35 million related to asset impairments.

     Earnings Per Share: The company expects the net loss in 2001 to be approximately $7.50 per share. Excluding one-time non-cash charges of approximately $0.25 per share, the company expects a loss of $7.25 per share, unchanged from previous projections.

     Capital Expenditures: The company expects capital expenditures to be $3.0 billion in 2001, $1.5 billion in 2002 and $1.3 billion in 2003. Reductions in capital expenditures estimates for 2001 reflect a reduction in success-based capital expenditures in line with lower revenue and the deferral of certain colocation build-outs. Reductions in 2002 and beyond are primarily a function of lower success-based capital expenditures.

     Working Capital: Working capital is expected to be a $700 to $900 million net use of cash through early 2004. Working capital is impacted primarily by accounts receivable and accounts payable balances. This projection is higher relative to previous estimates primarily due to reduced capital expenditure projections.

     Free Cash Flow Breakeven: Taking into account the factors discussed in this press release, the company expects to achieve free cash flow breakeven in early 2004 versus the previous projection of free cash flow breakeven in late 2003. The company remains prefunded with an adequate cushion in accordance with this revised business outlook.

     Other Initiatives: The company continues to evaluate other initiatives and develop contingency plans to further reduce cash expenditures, including project deferrals and monetization of certain non-core assets.

     Company to Hold Investor/Analyst Conference Call Level 3 will hold a conference call on Monday, June 18 at 2:30 p.m. MDT to discuss today's announcements. You may listen to the conference call live on our web site at www.level3.com or call 612-332-0530 or 612-332-0226. A replay of this call will be available until Wednesday, June 20 at 5 p.m. MDT at 320-365-3844. The access code is 591747.

About Level 3 Communications
Level 3 (Nasdaq:LVLT) is a global communications and information services company offering a wide selection of services including IP services, broadband transport services, colocation services, and the industry's first Softswitch based services. Its Web address is www.Level3.com.

Forward  Looking  Statement

Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: substantial capital requirements; development of effective internal processes and systems; the ability to attract and retain high quality employees; changes in the overall economy; technology; the number and size of competitors in its markets; law and regulatory policy; and the mix of products and services offered in the company's target markets. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

                                      -30-